UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

    On November 10, 2008, MIVA, Inc. (“MIVA”) and Google, Inc. entered into an Amended and Restated Google Services Agreement (the “Google Agreement”), effective January 1, 2009, which amends and restates MIVA’s current Google Services Agreement which was set to expire on December 31, 2008.  Under the Amended and Restated Google Agreement, MIVA, and its subsidiaries, have agreed to utilize Google’s WebSearch, on an exclusive basis, and AdSense Services, on a non-exclusive basis, for approved websites and applications.  Approved websites and applications include websites and applications from MIVA’s subsidiary MIVA Direct, Inc. that have implemented Google WebSearch and AdSense Services under the current Google Services Agreement. Pursuant to the terms of the Amended and Restated Google Agreement, MIVA and its subsidiaries will generate revenues when consumers click through listings to Google advertisers’ websites. The Agreement has a term of two years and contains customary termination provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2008	MIVA, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary